UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Mastech Digital, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway Building 210 Suite 400
Moon Township, Pennsylvania		15108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 412 787-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2026, Mastech Digital, Inc. (the "Company") awarded Kannan Sugantharaman, the Company's Chief Financial and Operations Officer, 20,000 restricted stock units (“RSUs”). The terms regarding the issuance of these restricted stock units are set forth in a Restricted Stock Unit Agreement between the Company and Mr. Sugantharaman dated August 10, 2026 (the “Restricted Stock Agreement”).

Under the terms of the Restricted Stock Agreement, the RSUs shall become vested and exercisable in accordance with the following schedule:

(i)
6,667 RSUs shall vest on the one-year anniversary of the Grant Date;
(ii)
An additional 6,667 RSUs shall vest on the two-year anniversary of the Grant Date;
(iii)
An additional 6,666 RSUs shall vest on the three-year anniversary of the Grant Date.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by the full text of the Restricted Stock Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Unit Agreement dated August 10, 2026, between Mastech Digital, Inc and Kannan Sugantharaman

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

Date:	August 10, 2026	By:	/s/ Kannan Sugantharaman
Kannan Sugantharaman Chief Financial and Operations Officer